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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-91716 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-06521 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-06523 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-26369 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-42537 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-79499 of Nextel Communications, Inc. on Form S-3, Registration Statement No. 333-88971 of Nextel Communications, Inc. on Form S-3 and Registration Statement No. 333-92895 of Nextel Communications, Inc. on Form S-4 of our report dated February 25, 2000 (March 28, 2000 as to paragraphs 21, 23 and 26 of Note 8 and paragraph 3 of Note
18), appearing in this Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1999.


Deloitte & Touche LLP

McLean, Virginia
March 29, 2000